-----------------------
                           |OMB APPROVAL           |
                           |OMB Number: 3235-0060  |
                           |Expires:    Jan 8, 2008|
                           |Aver. time:   38 hrs.  |
                            -----------------------







                  U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 ----------------
                                | SEC FORM 8-K/A |
                                 ----------------

                        AMENDMENT NO. 1 TO CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:
                        (Date of earliest event reported)
                                  December 1, 2004

                            -----------------------
                           | World Associates, Inc.|
                            -----------------------

                            Stock Symbol:  OTCBB: WAIV
                        Commission File Number 000-27949

                       Nevada                     88-0406903
             (State of incorporation)          (IRS Employer ID)

                               Company Address

                            World Associates, Inc.
                        28310 Roadside Drive, Suite 120
                           Agoura Hills, CA 91301

                                818-991-1770


                                TRANSFER AGENT:

                        Pacific Stock Transfer Company
                       500 E. Warm Springs Rd., St. 240
                           Las Vegas, Nevada 89119
                              (702) 361-3033






ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS:

The Company previously reported that it had made some corrections to its financial statements in an 8-K filed on December 30, 2004. That report is hereby incorporated in to this report by reference. That report disclosed certain prior period restatements repeated below for easy reference, as follows:

PRIOR PERIOD RESTATEMENTS:

     1. In the condensed consolidated statements of operations for the three and six months ended June 30, 2004 the "Gain on settlement" line for the six months ended June 30, 2004, was adjusted downward by $300,000 due to an error in calculating the gain that did not include $300,000 in debt against one property involved in the settlement. The adjusted gain amount as of June 30, 2004 is $4,632,230. The adjusted amount is correctly reflected in the condensed consolidated statements of operations for the nine months ended September 30, 2004.

     2. In the condensed consolidated statements of operations for the three and six months ended June 30, 2004 the "Preferred dividends" line for the six months ended June 30, 2004, was adjusted downward by $23,250 to zero and that same amount was added to the "Dividend and interest and income (expense) net" line due to the fact that Series G was reclassified as debt starting in January 2004.

The sum of the above adjustments had the net effect of reducing net income for the six months ended June 30, 2004 by $323,250, but had no effect on earnings per share for the three and the six months then ended.

     3. In the condensed consolidated balance sheet as of June 30, 2004, land was decreased by $600,000 with a corresponding reduction in paid in capital. There was no affect on net income. This adjustment was necessary due to an error in calculating the effect of a recent settlement. (The details on that settlement are provided in NOTE 3 of the condensed consolidated statements for the period ended September 30, 2004.)

AMENDED INFORMATION:

Subsequent to filing the 8-K on December 30, 2004, the Company discovered that an additional restatement was warranted. Point 4 is hereby added, as follows

     4. The Company has corrected the value of certain common stock issued in November 2000. That stock was issued in exchange for stock in Vanguard Space Corporation, but it was incorrectly valued at $380,000 when issued. According to the National Quotation Bureau (Pink Sheets) the correct value of the stock on the date of the agreement with Vanguard was $1,250,000.

The investment in the Vanguard was written off as a total loss in December of 2000. The net affect of this correction was to increase the amount written off at the time by $870,000 (1,250,000 - 380,000 = 870,000). The increase in the amount written off had the affect of increasing the "Accumulated deficit during the development stage" shown on the balance sheet by $870,000 for the year ended December 31, 2000, and subsequent years, as follows:

    For the year ended December 31, 2000, the amount increased from $558,763 to $1,428,673.
    For the year ended December 31, 2001 the amount increased from $659,428 to $1,529,428.
    For the year ended December 31, 2002 the amount increased from $1,276,148 to $2,146,148.
    For the year ended December 31, 2003 the amount increased from $2,382,880 to $3,252,880.

ITEM 8.01 OTHER EVENTS:

FINANCIAL CONTROLS:

The Company has reconsidered the adequacy of its financial controls and procedures in the light of the necessity to restate information in its financial statements. It is currently engaged in a review of the procedures it has in place to review its statements and filings prior to filing. In that regard the Company acknowledges, that:

     1. the Company is responsible for the adequacy and accuracy of the disclosures in its filings; and,

     2. changes to disclosures in response to SEC staff comments do not preclude the Commission from taking action with respect to Company filings; and,


     3. the Company may not assert comments made by an SEC staff member in response to potential disclosures as a defense in any proceeding initiated by the Commission.

The Board of Directors authorized these corrections and Weinberg and Company, P.A., World Associates, Inc.'s independent auditors, reviewed them prior to this filing.


SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Associate, Inc.
/s/  Randall Prouty, President              Date:  May 25, 2005